Industry Canada | Industrie Canada

Certificate of Amendment

Canada Business Corporations Act

Certificat de modification

Loi canadienne sur les sociétés par actions

EXFO Inc.

Name of corporation-Dénomination de la société

197586-2

Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended:

a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice;

b) under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;

c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;

d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization;

Je certifie que les statuts de la société susmentionnée ont été modifiés:

☐ a) en vertu de l'article 13 de la Loi canadienne sur les sociétés par actions, conformément à l'avis ci-joint;

☐ b) en vertu de l'article 27 de la Loi canadienne sur les sociétés par actions, tel qu'il est indiqué dans les clauses modificatrices ci-jointes désignant une série d'actions;

☑ c) en vertu de l'article 179 de la Loi canadienne sur les sociétés par actions, tel qu'il est indiqué dans les clauses modificatrices ci-jointes;

☐ d) en vertu de l'article 191 de la Loi canadienne sur les sociétés par actions, tel qu'il est indiqué dans les clauses de réorganisation ci-jointes;

Richard G. Shaw
Director - Directeur

February 28, 2010 / le 28 février 2010

Date of Amendment - Date de modification

Canada

Industry Canada | Industrie Canada

Canada Business Corporations Act | Loi canadienne sur les sociétés par actions

ELECTRONIC TRANSACTION REPORT | RAPPORT DE LA TRANSACTION ÉLECTRONIQUE

ARTICLES OF AMENDMENT (SECTIONS 27 OR 177) | CLAUSES MODIFICATRICES (ARTICLES 27 OU 177)

Processing Type - Mode de traitement: E-Commerce/Commerce-É

1. Name of Corporation - Dénomination de la société	2. Corporation No. - N° de la société
EXFO Ingénierie Électro-Optique inc./ EXFO Electro-Optical Engineering inc.	197586-2

3. The articles of the above-named corporation are amended as follows:
Les statuts de la société mentionnée ci-dessus sont modifiés de la façon suivante:

The corporation changes its name to:
EXFO Inc.

Date	Name - Nom	Signature	Capacity of - en qualité
2010-02-01	BENOIT RINGUETTE		AUTHORIZED OFFICER

Canada